Exhibit 99.5

In anticipation of questions employees may have following the announcement of the agreement to merge Orbital and ATK’s Aerospace and Defense divisions to form a new company, to be known as Orbital ATK, Inc., the company has prepared the Q&A discussion below.

Background:

During the process leading up to the closing of the transaction later this year, a Transition Team will be working on the best approaches for combining the companies regarding workforce-related topics, such as compensation, benefits, policies, etc. In addition, other functional areas, such as Information Systems, Finance and other areas will also establish transition teams to plan for the formation of the new Orbital ATK. This merger is a major undertaking and will take time and will require the patience and understanding on the part of all employees.

General matters:

Q. Why did Orbital decide to merge with ATK’s Aerospace and Defense business? Don’t we want to remain an independent company?

A. The combination of Orbital and ATK’s Aerospace and Defense divisions will form a larger, more diverse and competitive company following the closing. Keep in mind that unlike mergers in other industries where two companies that provide the same products or services are merged, this transaction brings together two companies that have collaborated for over two decades and bring mostly complementary products, not overlapping businesses. The synergies to be created by this combination is the main strategic rationale for the decision to merge.

Q. Is Orbital ATK going to be the permanent name of the company?

A. Yes, it will be for the foreseeable future. Like other mergers and acquisitions in the aerospace and defense sector, the new name reflects the continued legacy of both companies that are being combined to form a new entity. Lockheed Martin and Northrop Grumman are notable examples of corporate names that incorporated both sides of a merger or acquisition.

Q. How will I know what’s going on? What kind of information can I expect to receive during the Transition and after the closing?

A. Orbital will keep employees up to date during the transition and integration period through regular updates sent via e-mail and posted on Orbnet. The transition period is expected to last around six to nine months, with the closing of the transaction expected to occur before the end of the calendar year. During this time, Orbital will continue to operate as normal and no changes will be implemented other than those we would make in the regular course of our business.

Q. When do we expect the transaction to close? What is the process for this?

A. There are regulatory and shareholder approvals that must be secured prior to closing. As noted previously, these steps will be accomplished during the transition period between now and closing, which is expected to be about six months.

Q. How are we communicating the merger to our customers?

A. This morning, Orbital’s leadership team is reaching out to key customers and other company stakeholders as a business courtesy to be sure they received a copy of our announcement.

Q. What are employees permitted to say to their customer points of contact?

A. The General Managers of LSG, SSG, and APG, as well as the leadership of Technical Operations (both East and West) will be meeting with their management teams to discuss communications with outside parties. Please check with your supervisor for guidance on what you can and cannot say before engaging in conversations with people outside the company. In general, you should refer people to material on our website, such as the press release and the investor presentation. More in-depth questions should be referred to Orbital’s Communications Department. You can contact Barron Beneski at (703) 406-5528 or through the internal e-mail system.

Before the closing:

Q. Will anything change with respect to my current job?

A. During the transition period which expected to last about six to nine months, Orbital will continue to operate independently on a “business as usual” basis. It will be very important that employees continue to focus on their responsibilities and contribute to the company’s execution of its business safely, reliably and efficiently.

Q. What will happen with the holiday schedule between now and the end of 2014?

A. Orbital’s holiday schedule will remain as currently planned through the end of the calendar year.

After the Closing:

Q. After the merger, will I still have a job?

A. For the vast majority of Orbital’s employees, the answer is yes. Keep in mind we are forming a much larger organization than Orbital alone. As previously noted, the merger is between two companies with mostly complementary product lines without a lot of overlap or duplication in the organizations. Unfortunately, at this early period in the process, we don’t have enough information to be any more detailed in this area.

Q. How will the new Orbital ATK be organized? What group will I be working for?

A. One of the first big decisions to be made by the executive leadership teamis how the combined businesses will be organized and who will be heading the new operating groups. We expect to announce the new structure in the weeks ahead and will communicate that information to employees as soon as possible.

Q. Following the closing, will I have the same job? Will I have the same title?

A. It will take some time to establish an organizational structure and even more time to align job titles, performance review schedules, compensation systems and many other areas.

Q. Will my prior service with Orbital be honored in the combined companies or do I start over with a new service date?

A. Your original date of hire with Orbital will remain the service date of record.

Q. Will my benefits be the same as they are today?

A. Your benefits will definitely stay the same during the transition period. Afterward, we will need to determine whether we will continue to offer the same benefits to employees, or if we will institute an updated comprehensive benefits plan for the whole company. This is a very complex matter and, in all likelihood, changes would not occur for quite some time after closing. It is too early to be able to offer a complete and thorough answer for you.

Q. Will the pay cycle change?

A. Certainly not in the immediate future before closing. Afterward, the pay cycle will be reviewed and if we need to alter the Orbital schedule, we will let you know well in advance to allow you to plan ahead.

Q. What will happen to the Orbital stock I purchased under the Employee Stock Purchase Plan?

A. The ESPP shares will be treated the same way as any other shares owned by our stockholders. At closing, your shares will be converted into shares of Orbital ATK, Inc., which will be listed on the New York Stock Exchange under the symbol OA.

Q. What happens to my Restricted Stock Units?

A. At closing, they will be converted into Orbital ATK RSUs, with the same vesting schedule they currently have.

Q. I am a telecommuter. Will I continue to be able to telecommute?

A. We anticipate that most telecommuters will be able to retain their telecommuting schedules. However, irrespective of the merger, an employee’s ability to telecommute could change in the future based on business needs. For now, if you are a telecommuter, you should continue on your current schedule.

Q. I work a part time schedule. Will I be able to continue to work part time?

A. There are no immediate plans to change the status (full-time or part-time) of employees. However, in the future, this could change based on business needs.

* * * * *

Additional Information about the Proposed Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Transaction Agreement, dated as of April 28, 2014, among Alliant Techsystems Inc. (“ATK”), Vista SpinCo Inc., Vista Merger Sub Inc. and Orbital Sciences Corporation (“Orbital”).

In connection with the proposed transaction, Orbital and ATK intend to file relevant materials with the SEC, including an ATK registration statement on Form S-4 that will include a joint proxy statement of Orbital and ATK and that also constitutes a prospectus of ATK. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORBITAL, ATK AND THE PROPOSED TRANSATION. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge at the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Orbital upon written request to Orbital at investor.relations@orbital.com or by calling Barron Beneski at 703-406-5528 or from ATK upon written request to ATK by emailing investor.relations@atk.com or by calling Michael Pici at 703-412-3216.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Orbital and ATK and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Orbital’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 25, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on March 11, 2014.

Information regarding ATK directors and executive officers may be found in its Annual Report for the year ended March 31, 2013 on Form 10-K filed with the SEC on May 23, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Stockholders filed with the SEC on June 14, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.